EXHIBIT 99.1

PennantPark Investment Corporation Schedules Earnings Release of Fourth Fiscal Quarter 2020 Results

NEW YORK, Oct. 07, 2020 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (the "Company") (NASDAQ: PNNT) announced that it will report results for the fourth fiscal quarter ended September 30, 2020 on Thursday, November 19, 2020 after the close of the financial markets.

The Company will also host a conference call at 10:00 a.m. (Eastern Time) on Friday November 20, 2020 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (866) 548-4713 approximately 5-10 minutes prior to the call. International callers should dial (323) 794-2093. All callers should reference conference ID #2765446 PennantPark Investment Corporation. An archived replay of the call will be available through December 4, 2020 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #2765446.

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, which has approximately $3.6 billion of assets under management.  Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions.  PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Investment Corporation undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com